Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Victor G. Dodig, Kevin Glass and Michael G. Capatides as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the United States Securities and Exchange Commission (the “SEC”)  thereunder, in connection with the registration under the Securities Act of equity securities of Canadian Imperial Bank of Commerce (“CIBC”) to be offered to employees pursuant to the PrivateBancorp, Inc. Savings, Retirement & Employee Stock Ownership Plan, PrivateBancorp, Inc. 2007 Long-Term Incentive Compensation Plan, PrivateBancorp, Inc. Strategic Long-Term Incentive Plan, and PrivateBancorp, Inc. Amended and Restated 2011 Incentive Compensation Plan, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name, in his or her capacity as a member of the Board of Directors of CIBC, on one or more registration statements on Form S-8 under the Securities Act relating to such equity securities and deferred compensation obligations and/or such other form or forms as may be appropriate to be filed with the SEC as any of them deem appropriate in respect of such equity securities and deferred compensation obligations, on any and all amendments, including post-effective amendments, to such registration statement and on any and all instruments and documents filed as part of or in connection with such registration statement and any and all amendments thereto, including post-effective amendments.

SIGNATURE	CAPACITY	DATE

/s/ Victor G. Dodig	President, Chief Executive Officer and Director	June 23, 2017
Victor G. Dodig	(Principal Executive Officer)

/s/ Kevin Glass	Senior Executive Vice-President and Chief	June 23, 2017
Kevin Glass	Financial Officer (Principal Financial Officer)

/s/ David Arnold	Executive Vice-President, Finance Shared	June 23, 2017
David Arnold	Services and Global Controller (Controller)

/s/ John P. Manley	Chair of the Board	June 23, 2017
John P. Manley

/s/ Brent S. Belzberg	Director	June 23, 2017
Brent S. Belzberg

/s/ Nanci E. Caldwell	Director	June 23, 2017
Nanci E. Caldwell

/s/ Gary F. Colter	Director	June 23, 2017
Gary F. Colter

/s/ Patrick D. Daniel	Director	June 23, 2017
Patrick D. Daniel

SIGNATURE	CAPACITY	DATE

/s/ Luc Desjardins	Director	June 23, 2017
Luc Desjardins

/s/ Linda S. Hasenfratz	Director	June 23, 2017
Linda S. Hasenfratz

/s/ Christine E. Larsen	Director	June 23, 2017
Christine E. Larsen

/s/ Jane L. Peverett	Director	June 23, 2017
Jane L. Peverett

/s/ Katharine B. Stevenson	Director	June 23, 2017
Katharine B. Stevenson

/s/ Martine Turcotte	Director	June 23, 2017
Martine Turcotte

/s/ Barry L. Zubrow	Director	June 23, 2017
Barry L. Zubrow